Exhibit 99.1
PRESS RELEASE

Union National Financial Corporation Reports First Quarter 2010 Operating Results

Lancaster, Pennsylvania, April 30, 2010.  Union National Financial Corporation (OTCBB: UNNF), the parent company of Union National Community Bank, reported a net loss available to common stockholders of ($15,000) for the first quarter of 2010, as compared to a net loss available to common stockholders of ($509,000) for the same period in 2009.  Basic and diluted losses per common share were ($0.01) for the first quarter of 2010, as compared to basic and diluted losses per common share of ($0.19) for the same period in 2009.  The year-over-year first quarter results improved primarily due to an increased net interest margin for the first quarter of 2010, as compared to the same period in 2009, and the first quarter of 2010 not having net losses on investment securities activities similar to those that occurred in the first quarter 2009.

The Corporation’s net interest income increased $388,000, or 14%, to $3,259,000 for the first quarter of 2010, as compared to $2,871,000 for the same period in 2009.  The cost of interest-bearing deposits decreased to 1.92% for the first quarter of 2010, as compared to 2.65% for same period in 2009, which significantly improved the Corporation’s taxable-equivalent net interest margin percentage to 2.96% for the first quarter of 2010, as compared to 2.58% for same period in 2009.

The operating results for the first quarter of 2009 reflected $839,000 in other-than-temporary investment impairment charges related to three pooled trust preferred debt securities that were downgraded to below-investment-grade in 2009.  These other-than-temporary investment impairment charges were offset by $411,000 of realized net gains on the sale of investment securities during the first quarter of 2009, resulting in $428,000 of net investment losses.  For the first quarter of 2010, the Corporation realized $77,000 of gains on the sale of investment securities and incurred no additional other-than-temporary impairment charges.

The provision for credit losses was $496,000 for the first quarter of 2010, as compared to $313,000 for the same period in 2009. The allowance for credit losses increased to 1.80% of loans at March 31, 2010, as compared to 1.73% of loans at December 31, 2009, and 1.22% of loans at March 31, 2009.  The allowance for credit losses reflects increased credit risk related to additional substandard rated credits at March 31, 2010, as compared to March 31, 2009.  Management continues to closely monitor the loan portfolio and the adequacy of the loan loss reserve by regularly evaluating borrower financial performance, underlying collateral values and other relevant factors.

Operating results also reflect higher Federal Deposit Insurance Corporation (“FDIC”) insurance assessments when comparing the first quarter of 2010, to the same period in 2009.  FDIC insurance assessments amounted to $228,000 for the first quarter of 2010, representing a $108,000 or 90% increase over the first quarter of 2009.  The increase in FDIC insurance assessments is the direct result of increased base assessment rates, as determined by the FDIC.

Additional costs were incurred on the write-down of certain repossessed leased assets to fair market value, which adversely impacted the operating results for the first quarter of 2010, and amounted to $144,000.

Total assets increased by $10,287,000 or 2% to $499,931,000 at March 31, 2010 from $489,644,000 at December 31, 2009.  The increase was primarily the result of strong retail deposit generation, which further strengthened Union National’s liquidity position.  Total deposits grew by $12,160,000 or 3% to $416,925,000 at March 31, 2010 from $404,765,000 at December 31, 2009.

The regulatory capital ratios of the Corporation’s banking subsidiary, Union National Community Bank, remain above regulatory well-capitalized quantitative standards and exceed the institution-specific minimum capital requirements established by the Corporation’s primary banking regulator, the Office of the Comptroller of the Currency (“OCC”).

As previously disclosed, Union National entered into an Agreement and Plan of Merger (the “Merger Agreement”) on April 19, 2010, with Donegal Financial Services Corporation (“DFSC”), the parent company of Province Bank FSB (“Province”), and certain affiliated entities of DFSC, pursuant to which Union National will merge with and into DFSC. DFSC is wholly owned by Donegal Mutual Insurance Company and Donegal Group Inc.  If the transaction is approved by the regulators and shareholders, and meets all closing conditions, Union National Community Bank also will merge with and into Province. The merged bank will operate as a federally chartered savings association under a new bank name to be mutually determined by Union National Community Bank and Province and will continue to operate the Union National Community Bank offices.

Mark Gainer, Chairman, Chief Executive Officer and President of the Corporation, stated “Union National continues to focus on providing funding and services to creditworthy Lancaster County businesses and families.  We have and will continue to take the necessary measures to further strengthen our capital and liquidity positions, and maintain shareholder value.  Our proposed merger with DFSC will benefit all stakeholders and will allow the new merged bank to continue focusing on community banking and strong customer relationships.”

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this press release is subject to change.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends of Union National Financial Corporation (“Union National”) and Union National Community Bank (the “Bank”) could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ include, but are not limited to, the following: strategic initiatives and business plans, including prospective business combinations, may not be satisfactorily completed or executed, if at all; increased demand or prices for the Bank’s financial services and products may not occur; changing economic and competitive conditions; technological developments; the effectiveness of Union National’s business strategy due to changes in current or future market conditions; actions of the U.S. government, the Federal Reserve, the Office of the Comptroller of the Currency (“OCC”) and other governmental and regulatory bodies for the purpose of stabilizing the financial markets; enforcement actions with bank regulatory agencies restricting certain transactions of Union National and the Bank; effects of deterioration of economic conditions on customers, specifically the effect on loan customers to repay loans; inability of Union National to raise or achieve desired or required levels of regulatory capital; paying significantly higher Federal Deposit Insurance Corporation (“FDIC”) premiums in the future; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; relationships with customers and employees; challenges in establishing and maintaining operations; volatilities in the securities markets and related potential impairments of investment securities; deteriorating economic conditions and declines in housing prices and real estate values; and other risks and uncertainties, including those detailed in Union National’s filings with the Securities and Exchange Commission.   When we use words such as “believes”, “expects”, “anticipates”, or similar expressions, we are making forward-looking statements.  Union National undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this report. This press release should be read in conjunction with the audited financial statements and notes included thereto included in Union National’s Annual Report on Form 10-K for the year ended December 31, 2009, and with Union National’s Forms 8-K, and other reports, that were filed during 2010 with the SEC.

Financial Highlights
(Unaudited; dollars in thousands, except per share data)

Income Statement Data	Three Months Ended March 31,
	2010	2009	% Change
Interest and Fees on Loans and Leases	$5,009	$5,385	(7)%
Net Interest Income	3,259	2,871	14
Provision for Credit Losses	496	313	58
Non-Interest Income (excluding investment activities)	1,103	1,047	5
Non-Interest Expense	4,022	4,014	0
Net Income (Loss)	3	(509)	101
Preferred Stock Dividends	18	–	100
Net Loss Available to Common Stockholders	(15)	(509)	97

Investment Securities Activities
Investment Securities – Net Realized Gains	77	411	(81)
Less: Impairment Charges on Investment Securities	–	(839)	100
Net Investment Securities Gains (Losses)	77	(428)	118

Per Common Share Information:
Loss Per Common Share – Basic & Diluted	$(0.01)	$(0.19)	95%

Performance Ratios:
Net Interest Margin % (Taxable-Equivalent)	2.96%	2.58%	15%
Return on Average Stockholders’ Equity	0.04	(6.47)	101
Return on Average Realized Stockholders’ Equity (1)	0.04	(6.50)	101

Balance Sheet Data	Unaudited as of	Audited (2) as of	Unaudited as of
	March 31, 2010	Dec. 31, 2009	March 31, 2009
Cash and Cash Equivalents	$59,730	$43,340	$58,002
Total Loans and Leases	333,028	339,274	356,289
Allowance for Credit Losses	(5,995)	(5,858)	(4,319)
Total Assets	499,931	489,644	510,922
Total Deposits	416,925	404,765	407,889
Total Stockholders’ Equity	31,728	31,336	30,929

Per Share Information:
Book Value Per Common Share	$11.11	$10.97	$11.37
Dilutive Book Value Per Common Share	$10.37	$10.24	$11.37

Balance Sheet Ratios:
Nonperforming Loans and Leases as a % of Total Loans and Leases	1.95%	2.52%	1.52%
Total Stockholders’ Equity as a % of Total Assets	6.35%	6.40%	6.05%

(1)	Excludes the impact of accumulated other comprehensive income (loss) on total stockholders’ equity.
(2)	Derived from audited financial statements; does not include footnote disclosures.

Regulatory Capital Measures for Union National Community Bank	March 31, 2010	December 31, 2009	March 31, 2009	Regulatory Standard for Well Capitalized	OCC Individual Minimum Capital Requirement
Tier 1 (Leverage) Capital	8.34%	8.31%	8.05%	5.00%	8.00%
Tier 1 Risk-Based Capital	10.00	9.69	9.93	6.00	9.50
Total Risk-Based Capital	12.72	12.37	12.49	10.00	12.00

Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities since 1853.  The bank provides a full range of financial services for both retail and business customers, and offers insurance, retirement plan services and wealth management services through Union National Advisors.  Union National Community Bank has ten full-service offices in Lancaster County, Pennsylvania.

For further information, please contact:	Mark D. Gainer, Chairman, CEO and President
Union National Financial Corporation
570 Lausch Lane, Suite 300
Lancaster, PA 17601
(717) 519-8630